UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 27, 2017

(Date of Report)

February 24, 2017

(Date of Earliest Reported Event)

ATI MODULAR TECHNOLOGY CORP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-55699	81-3131497
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

919-436-1888
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Cooperative Agreement – Xuzhou City, Jiangsu Province, Jia Wang District People Government

On February 24, 2017, ATI Modular Technology Corp., a Nevada corporation (the “Company”) entered into a Cooperative Agreement (the “Cooperative Agreement”) with Xuzhou City, Jiangsu Province, Jia Wang District People Government (hereinafter referred to as “Xuzhou City”). The Cooperative Agreement is not definitive until the compensation and commission schedules are agreed upon no later than April 15, 2017. However, the Company believes disclosure of the Cooperative Agreement is important to security holders.

Under the terms of the Cooperative Agreement, the Company and Xuzhou City have agreed to cooperate in good faith under the relevant laws and regulations of the People’s Republic of China to develop and construct a modular plant in the Jiangsu Xuzhou Industrial Park using US-based technology and equipment in providing green low carbon buildings and facilities for governmental and private use, and more specifically, for the construction of private sector using to meet the deman of modular construction initiatives in Jinagsu Xuzhou. The parties have agreed to utilize the Company’s resources to construct the AmericaTowne community set forth in a similar cooperative agreement between Xuzhou City and the Company’s affiliate and controlling shareholder – AmericaTowne, Inc., a Delaware corporation (“ATI”). This related cooperative agreement has been included in this Form 8-K as an exhibit.

Under the Cooperative Agreement, subject to performance of certain condition precedents by both parties, the Company has agreed to provide an investment in the amount of approximately $20,000,000 to $30,000,000 in fixed assets, equipment, technology and/or cash to develop the modular facility for use throughout southeastern China, and to provide technology and equipment from the United States for the modular plant. The Company may not be able to raise the funds set forth in the Cooperative Agreement. In return, Xuzhou City will serve as a liaison with the local and national governments, identify communities and locations suitable for the Company’s modular buildings, and identify businesses involved in construction trades, as well as suppliers participating in modular construction. If the Company fails to raise the funds set forth in the Cooperative Agreement, there is the possibility that the anticipated definitive agreements will not be executed.

The reader is directed to the specific agreements attached hereto for further information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Cooperative Agreement between Company and Xuzhou City, Jiangsu Province, Jia Wang District People Government
10.2	Cooperative Agreement between AmericaTowne and Xuzhou City, Jiangsu Province, Jia Wang District People Government

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI MODULAR TECHNOLOGY CORP. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: February 24, 2017

-3-